EXHIBIT 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EMBARQ CORPORATION

ARTICLE I

NAME

The name of the corporation is Embarq Corporation (hereinafter referred to as the “Corporation”).

ARTICLE II

PERIOD OF DURATION

The Corporation shall exist perpetually unless dissolved in accordance with applicable law.

ARTICLE III

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at that address is Corporation Service Company.

ARTICLE IV

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE V

CAPITAL STOCK

SECTION 1. Authorized Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is 1.45 billion (1,450,000,000), consisting of 1.25 billion (1,250,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”), and 200 million (200,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”). The board of directors of the Corporation (the “Board of Directors”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Certificate of Designations”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designations.

SECTION 2. Voting Rights. Except as otherwise provided herein or in a Certificate of Designations, voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Common Stock. Except as otherwise provided herein or in a Certificate of Designations, at every meeting of stockholders of the Corporation each holder of Common Stock shall be entitled to one vote per share on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock).

SECTION 3. Dividends. Subject to the rights, powers and preferences applicable to any series of Preferred Stock outstanding at any time, the holders of Common Stock shall be entitled to receive dividends when and as declared out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion. Holders of shares of Common Stock shall be entitled to share equally, share for share, in such dividends.

SECTION 4. Liquidation. If any voluntary or involuntary liquidation, dissolution or winding up of the Corporation occurs, then after payment or provision for payment of the debts and other liabilities of the Corporation, subject to the rights, powers and preferences of any series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably to the holders of Common Stock in proportion to the number of shares held by them. Neither the merger nor consolidation of the Corporation, nor the transfer of all or part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

SECTION 5. No Preemptive Rights; No Cumulative Voting. No holder of shares of capital stock of any class or series of the Corporation or holder of any security or obligation convertible into shares of capital stock of any class or series of the Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of capital stock of any class or series of the Corporation, whether now or hereafter authorized; provided that this provision shall not (i) prohibit the Corporation from granting, contractually or otherwise, to any such holder, rights similar to preemptive rights entitling such holder to purchase additional securities of the Corporation or (ii) otherwise limit or otherwise modify any rights of any such holder pursuant to any such contract or other agreement. Stockholders of the Corporation shall not be entitled to cumulative voting of their shares in elections of directors.

SECTION 6. No Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Notwithstanding the foregoing sentence, the holders of any series of Preferred Stock shall be entitled to take action by written consent to such extent, if any, as may be provided in the applicable Certificate of Designations.

SECTION 7. Special Meetings. Subject to the rights of the holders of any series of preferred stock, and as otherwise provided by law, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office.

SECTION 8. Redemption of Shares Held by Aliens. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of Common Stock Beneficially Owned by Aliens may be redeemed by the Corporation, by action duly taken by the Board of Directors (with the approval of a majority of the Continuing Directors (as defined in Article X) at a meeting at which at least two-thirds of the Continuing Directors are present, except that no such approval of the Continuing Directors shall be required if: (i) the Fair Price Provisions have been deleted in their entirety or (ii) the transaction in question is not a “Business Combination” within the meaning of the Fair Price Provisions), to the extent necessary or advisable, in the judgment of the Board of Directors, for the Corporation or any of its Subsidiaries to comply with the requirements of Section 310.

The terms and conditions of such redemption shall be as follows, subject in any case to any other rights of a particular Alien or of the Corporation pursuant to any contract or agreement between such Alien and the Corporation:

(a) except as provided in Section 8(f) of Article V, the redemption price of the shares to be redeemed pursuant to this Section 8 of Article V shall be equal to the Market Price of such shares on the third Business Day before the date notice of such redemption is given pursuant to Section 8(d), provided that, except as provided in Section 8(f), such redemption price as to any Alien who purchased such shares of Common Stock within one year before the Redemption Date shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Alien for such shares;

(b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

(c) if less than all of the shares Beneficially Owned by Aliens are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors to be equitable;

(d) the Corporation shall give notice of the Redemption Date at least 30 days before the Redemption Date to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) by delivering a written notice by first class mail, postage pre-paid, to the holders of record of the shares selected to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of the Corporation (each such notice of redemption specifying the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of the certificates representing such shares), provided that the Redemption Date may be the date on which written notice is given to record holders if the cash or Redemption Securities necessary to effect the redemption have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(e) on the Redemption Date, unless the Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Aliens in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Aliens shall be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares to be redeemed; and

(f) such other terms and conditions as the Board of Directors shall determine to be equitable.

Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares to be redeemed received such notice, and failure to give such notice by mail, or any defect in such notice, to holders of shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares.

SECTION 9. Beneficial Ownership Inquiry.

(a) The Corporation may by written notice require a Person that is a holder of record of or that the Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Common Stock, to certify that, to the knowledge of such Person:

(i) no Common Stock as to which such Person has record ownership or Beneficial Ownership is Beneficially Owned by Aliens; or

(ii) the number of shares of Common Stock owned of record or Beneficially Owned by such Person that are owned of record or Beneficially Owned by Persons that are Aliens are as set forth in such certification.

(b) With respect to any Common Stock identified by such Person in response to Section 9(a)(ii) above, the Corporation may require such Person to provide such further information as the Corporation may reasonably require in order to implement the provisions of Section 8.

(c) For purposes of applying Section 8 with respect to any Common Stock, if any Person fails to provide the certification or other information to which the Corporation is entitled pursuant to this Section 9, the Corporation in its sole discretion may presume that the Common Stock in question is, or is not, Beneficially Owned by Aliens.

SECTION 10. Factual Determination. The Board of Directors shall have the power and duty to construe and apply the provisions of Sections 8 and 9 and, with respect to shares of Common Stock, to make all determinations necessary or desirable to implement such provisions, including but not limited to: (a) the number of shares of Common Stock that are Beneficially Owned by any Person; (b) whether a Person is an Alien; (c) the application of any other definition of this Certificate of Incorporation to the given facts; and (d) any other matter relating to the applicability or effect of Section 8.

SECTION 11. Definitions. For purposes of Sections 8, 9 and 10 and this Section 11 of this Article V, as applicable, the following terms have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person.

“Alien” means “aliens,” “their representatives,” “a foreign government or representatives thereof” or “any corporation organized under the laws of a foreign country” as such terms are used in Section 310(b)(4) of the Communications Act of 1934, as amended, or as hereafter may be amended, or any successor provision of law.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority and (b) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

“Associate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

“Beneficial Owner” (including, with its correlative meanings, “Beneficially Own” and “Beneficial Ownership”), with respect to any securities, means any Person which:

(a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including, without limitation, upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

(b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial ownership of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

(c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof).

“Business Day” means any day other than a day on which commercial banks in The City of New York are required or authorized by law to be closed.

“Closing Price” means, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, “Closing Price” means the Fair Market Value of such security.

“Control” means, with respect to a Person or Group, either of the following:

(a) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 35% of the Voting Power of the entity in question; or

(b) possession by such Person or Group of the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question, or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arm’s-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Independent Directors.

“Fair Price Provisions” means Article X of this Certificate of Incorporation, and any successor provision thereto.

“Governmental Authority” means any federation, nation, state, sovereign or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

“Group” means any group within the meaning of Section 13(d)(3) of the Exchange Act.

“Independent Director” means any member of the Board of Directors who meets the director independence requirements of the rules and regulations of the New York Stock Exchange applicable to listed companies, as amended from time to time, or if the principal United States listing or quotation of the Common Stock is on another United States securities exchange or inter-dealer quotation system of a registered national securities association, the director independence requirements of the rules and regulations of that exchange or association, as amended from time to time; provided that if the Common Stock is not then traded on an exchange or association that maintains director independence requirements, the Independent Directors shall be determined in good faith by the Board of Directors.

“Market Price” means with respect to a security on any date, the Closing Price of such security on the Trading Day immediately before such date.

“Person” means an individual, a partnership, a limited liability company, an association, a joint venture, a corporation, a trust, any entity organized or existing under Applicable Law, an unincorporated organization or any Governmental Authority.

“Redemption Date” means the date fixed by the Board of Directors for the redemption of any shares of capital stock of the Corporation pursuant to Section 8 of Article V.

“Redemption Securities” means any debt or equity securities of the Corporation, any of its Subsidiaries, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price pursuant to Section 8(b) of Article V, in the opinion of an investment banking firm of recognized national standing selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), have a Market Price, at the time notice of redemption is given pursuant to Section 8(d) of Article V, at least equal to the redemption price required to be paid by Section 8(a) of Article V.

“Section 310” means Section 310 of the Communications Act of 1934, as amended (or any successor provision of law).

“Subsidiary” means, with respect to any Person (the “Parent”), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries (a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests.

“Trading Day” means, with respect to any security, any day on which the principal national securities exchange on which such security is listed or admitted to trading or The Nasdaq Stock Market, Inc., if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, Inc., any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Vote” means, with respect to any entity, the ability to cast a vote at a stockholders’, members’ or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity’s governing body, or the ability to cast a general partnership or comparable vote.

“Voting Power” means, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

ARTICLE VI

BOARD OF DIRECTORS

SECTION 1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. The number of directors which shall constitute the whole Board of Directors shall be specified in the bylaws of the Corporation.

SECTION 2. Written Ballot. The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation so provide.

SECTION 3. Term. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

SECTION 4. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

SECTION 5. Stockholder Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the bylaws of the Corporation may be adopted, amended, altered or repealed (a) by the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote thereon, provided that an amendment to or adoption of any provision inconsistent with Sections 2.02, 2.03, 3.01, 3.02, Article VIII and 9.01 of the bylaws of the Corporation by the stockholders shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, or (b) by a majority of the Board of Directors.

ARTICLE VIII

LIMITATION OF LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Certificate of Incorporation, (a) the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article IX, clause (a), Sections 6 or 7 of Article V, Sections 4 and 5 of Article VI, Article VII, or Article VIII and (b) the affirmative vote of the holders of at least three-fourths of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, Article X and this Article IX, clause (b).

ARTICLE X

BUSINESS COMBINATIONS

SECTION 1. General. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as expressly provided in Section 2 of this Article X, the affirmative vote of the holders of 75% of the outstanding shares of the Corporation entitled to vote in an election of directors shall be required for the approval or authorization of any Business Combination (as hereinafter defined).

SECTION 2. Limitations. The provisions of Section 1 of this Article X shall not be applicable if:

(a) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting of directors at which at least two-thirds of the Continuing Directors are present; or

(b) The Business Combination is a merger or consolidation and the cash or Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per share by the stockholders of each class of stock of the Corporation in the Business Combination, if applicable, is not less than the highest per share price paid by the Interested Stockholder (as hereinafter defined), with appropriate adjustments for stock splits, stock dividends and like distributions, in the acquisition by the Interested Stockholder of any of its holdings of each class of the Corporation’s capital stock.

SECTION 3. Definitions. For purposes of this Article X:

“Business Combination” means:

(i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as defined on January 1, 2006 in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of an Interested Stockholder;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any subsidiary of the Corporation that have an aggregate Fair Market Value of $10,000,000 or more;

(iii) the issuance or transfer by the Corporation or any subsidiary of the Corporation (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary of the Corporation to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more;

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

“Continuing Director” means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director if the successor is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting of directors at which at least two-thirds of the Continuing Directors are present.

“Fair Market Value” means:

(i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting of directors at which at least two-thirds of the Continuing Directors are present; or

(ii) in the case of property or securities other than cash or stock, the fair market value of such property or securities on the date in question as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting of directors at which at least two-thirds of the Continuing Directors are present.

“Interested Stockholder” means and includes, as of the date of any proposed Business Combination, any individual, corporation, partnership or other person or entity which, together with its “Affiliates” and “Associates” (as defined on January 1, 2006 in Rule 12b-2 under the Exchange Act), “Beneficially Owns” (as defined on January 1, 2006 in Rule 13d-3 under the Exchange Act) in the aggregate 10% or more of the outstanding shares of the Corporation entitled to vote in an election of Directors, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.